For Immediate Release -

              EFTC Announces Resignation of Chief Financial Officer

DENVER, CO--March 30, 2000--EFTC Corporation (NASDAQ: EFTC), a leading provider of high-mix electronic manufacturing services, announced the resignation of Stuart Fuhlendorf, the company's Chief Financial Officer. In addition, Mr. Fuhlendorf has resigned from EFTC's Board of Directors. Mr. Fuhlendorf has accepted the position of Senior Vice President and Chief Financial Officer of Metawave Communications Corporation, headquartered in Redmond, WA. EFTC will be conducting a search for a new chief financial officer.

"Stu has been a valuable asset to the EFTC management team," said Jack Calderon, EFTC's Chairman and Chief Executive Officer. "During his 8 year tenure at EFTC, Stu played a critical role in the Company's growth and evolution. We wish him every success in his new endeavor and will sincerely miss him."

EFTC, a provider of high mix electronic manufacturing services, is headquartered in Denver, Colorado and employs approximately 1,500 people nationwide. EFTC provides its services to OEM customers in the aerospace/avionics, medical, instrumentation, and communications industries.